Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Alan Lien, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the amended Annual Report of Solis Tek Inc. on Form 10-K/A for the fiscal year ended December 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this amended Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Solis Tek Inc.

	By:	/s/ ALAN LIEN
Date: July 13, 2018	Name:	Alan Lien
	Title:	Chief Executive Officer and Chief Financial Officer